UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEGG MASON PARTNERS INVESTMENT TRUST

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Hello. My name is Michael Corprew with EQ Fund Solutions.

We are reaching out to you regarding the ClearBridge Large Cap Growth Fund’s Special Meeting of Shareholders which has now been adjourned to May 14, 2026. Shareholders are being asked to vote on 2 separate proposals. Please review the proposals described in the proxy statement that was sent to you.

The Fund needs your vote! The Board has recommended a vote FOR both proposals. You are permitted to vote differently on each proposal.

To vote, you can simply respond to this text message with your voting instructions (FOR, AGAINST, or ABSTAIN). Thanks!

If you would like to vote differently on each proposal, please specify in your response. If you do not so specify, then your vote will be applied to both proposals. Reply MORE to review the Proxy Statement. You may also call us at 1-800-290-6424 for more info or to speak to a live representative to vote. Reply stop to opt-out.

If reply was received:

Thank you. Our records indicate your investment is registered at 28 Liberty Street New York, New York 10005. To confirm your authority to vote, please reply with your first and last name.

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com

Urgent attention: Your vote is needed

As a valued shareholder of ClearBridge Large Cap Growth Fund (your fund), we need you to vote now.

On April 7, 2026, a shareholder meeting was held where those who voted showed overwhelming support for important changes to your fund. But here’s the reality: we didn’t have enough shareholders participate in voting to satisfy the voting requirements established under applicable law.

That’s where you come in.

Our records show we haven’t received your vote. Remember, most shareholders in your fund who have voted are in favor and there is still time for you to vote.

Why vote now?

•	Time is running out. The reconvened meeting is May 14, 2026, at 1 p.m. Eastern Time.
•	Voting is quick and easy.
•	Your shares deserve to shape this decision. Vote today and make them count.
•	We’re almost there. Your fellow shareholders that have voted are overwhelmingly in favor and your participation could get us across the finish line.

Please vote!

What you’re voting on:

(1)	A change in the fund’s classification from a “diversified” fund to a “non-diversified” fund.
(2)	To authorize your fund to rely on a “Manager of Managers” exemptive order.

The Board has recommended a vote FOR both proposals. You are permitted to vote differently on each proposal.

VOTING INSTRUCTIONS:

1.	Click one of the voting options below to vote in the same manner for both proposals.
2.	A reply email will be auto-generated to submit.
3.	In the reply email, please enter your first and last name in the boxes provided and click SEND.

If you prefer to vote on each proposal separately, you may do so by calling (800) 290-6424. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m. ET.

What if I choose not to vote?

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You may continue to receive reminder notifications from EQ Fund Solutions, your fund’s proxy solicitor, until your proxy vote is submitted or until the minimum number of shareholder votes needed has been obtained. Remember, even an ‘Abstain’ vote counts.

For more information on the proposals, please refer to the proxy statement previously mailed to you or access it at vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQ Fund Solutions at (800) 290-6424.

Sincerely,

Marc A. De Oliveira
Secretary and Chief Legal Officer
Legg Mason Partners Investment Trust

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